Exhibit 99.1

NEWS RELEASE

SILICON LABORATORIES REVISES REVENUE OUTLOOK FOR THE FOURTH QUARTER

AUSTIN, Texas – Dec. 16, 2008 – Silicon Laboratories Inc. (Nasdaq: SLAB) today announced revised fourth quarter financial guidance. The company currently anticipates revenue for the fourth quarter to be between $100 and $102 million, down ten to 12 percent sequentially. Fourth quarter GAAP diluted earnings per share are projected to be approximately $0.11 to $0.13, and non-GAAP diluted earnings per share, which exclude non-cash charges primarily for stock compensation, are now projected to be between $0.34 and $0.36. Despite the revised outlook, 2008 revenue is expected to exceed 2007 revenue by about 24 percent, significantly higher than the industry growth rate.

The fourth quarter revenue outlook declined from the company’s original expectation of flat to down five percent sequentially due to supply chain contraction and weakening end market demand. Bookings and turns decelerated in the last few weeks as customers and channel partners have become more cautious in the face of weak demand.

“We continue to generate strong cash flow, maintain a pristine balance sheet and tightly control operating expenses,” said Necip Sayiner, president and CEO of Silicon Laboratories. “With more new products than at any time in our history, we see good opportunities to gain market share, and we believe the business is well positioned to continue to outperform the industry.”

Silicon Laboratories’ fourth quarter financial announcement and conference call are scheduled for February 4th at which time the company will discuss results in more detail as well as the outlook for the first quarter of fiscal 2009.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories, please visit www.silabs.com.

Forward Looking Statements

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, dependence on a limited number of products and customers; difficulties developing new products that achieve market acceptance; risks that Silicon Laboratories may not be able to manage strains associated with its growth; dependence on key personnel; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions (including risks that acquisitions may not yield the expected benefits due to the failure to properly integrate the acquired businesses and employees; risks that the customer base and revenue of the acquired businesses may cease to expand or may decline; risks that the acquired business’ products under development may fail to achieve market acceptance; risks of disputes regarding the acquired business; risks that the performance of Silicon Laboratories’ existing business may not offset the dilutive effect of an acquisition); risks associated with divestitures; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com